UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2014

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada
89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

Paramount Gold and Silver Corp. (the “Company”) held its annual shareholder meeting on December 18, 2014.  Of the 162,027,422 shares outstanding and entitled to vote at the meeting 122,233,369 shares of common stock or 75.44% were voted.

At the annual shareholder meeting, the shareholders of the Company were asked to consider and vote on three proposals.  The election results for each proposal were as follows:

Proposal #1: Election results for the directors nominated at the meeting are as follows:

	Share Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Christopher Crupi	64,357,175	1,030,630	56,844,564
Michel Stinglhamber	64,372,062	1,016,743	56,844,564
John Carden	64,517,415	871,390	56,844,564
Robert Dinning	42,030,359	23,358,446	56,844,564
Christopher Reynolds	64,527,715	861,090	56,844,564
Eliseo Gonzalez-Urien	64,507,913	880,892	56,844,564
Shawn Kennedy	64,327,144	1,031,661	56,844,564

Proposal #2:  Election results for the ratifications of the appointment of MNP LLP as our independent registered public accountants for the year ended June 30, 2015 are as follows:

For	Against	Abstain	Broker Non-Votes
120,573,015	958,902	701,452	0

Proposal #3:  Election results for the advisory vote on executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
62,676,128	2,135,107	577,570	59,844,564

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2014

Paramount Gold and Silver Corp.

By:	/s/Christopher Crupi
Christopher Crupi, CEO